Exhibit 99.1

NEWS RELEASE

For Immediate Release                         For Further Information Contact:
January 30, 2006                              Jennifer Noda
                                              Investor Relations Analyst
                                              (407) 822-2815


                   HUGHES SUPPLY, INC. RAISES FISCAL YEAR 2006
                           SALES AND EARNINGS OUTLOOK


Hughes Supply, Inc. (NYSE:HUG) Orlando, Florida

      Hughes Supply, Inc., a leading distributor of construction, repair and maintenance-related products, announced today that due to continuing strong demand across its businesses, revenue and earnings for its fiscal year ending January 31, 2006 are expected to exceed the Company's previously issued guidance. Additionally, in connection with the proposed merger with The Home Depot (R), the Company filed a preliminary proxy statement with the Securities and Exchange Commission on Friday, January 27, 2006.

      Revenues for the fiscal year 2006 are now expected to be approximately $5.4 billion, a 23% increase over the previous year's revenues of $4.4 billion. EBITDA (Earnings Before Interest, Tax, Depreciation and Amortization) is now expected to be approximately $309 million, a 25% increase over the previous year's EBITDA of $248 million. Net Income is expected to be approximately $152 million, an increase of 23% over the previous year's net income of $124 million. Earnings per diluted share are expected to be approximately $2.26, compared to $1.95 per diluted share in the previous year, an increase of 16%. Previous guidance issued on November 17, 2005, indicated fiscal year 2006 revenues of $5.3 billion, net income of $141 million - $143 million, and diluted earnings per share of $2.11 - $2.14.

About Hughes Supply, Inc.
-------------------------

         Hughes Supply, Inc., founded in 1928, is one of the nation's largest diversified wholesale distributors of construction, repair and maintenance-related products, with over 500 locations in 40 states. Headquartered in Orlando, Florida, Hughes employs approximately 9,600 associates and generated annual revenues of $4.4 billion in its last fiscal year. Hughes is a Fortune 500 company and was named the #1 Most Admired Company in America in the Wholesalers: Diversified Industry segment by FORTUNE Magazine. For additional information on Hughes Supply, you may visit www.hughessupply.com.


Except for historical information, all other information discussed in this news release consists of forward-looking statements under the Private Securities Litigation Reform Act of 1995. When used in this report, the words "believe", "anticipate", "estimate", "expect", "may", "will", "should", "plan", "intend", "project", and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be different from any future results, performance, and achievements expressed or implied by these statements. These risks and uncertainties include, but are not limited to, the ability of the Company and The Home Depot to satisfy the conditions to closing of the pending merger (including Company shareholder approval and regulatory approval) and timing of the process; the effect on the Company's business of the pending transaction, the strength of the construction market and the general economy, competition, delay in implementing operating systems, reliance on key personnel who may separate from the Company due to general attrition or due to additional uncertainties created by the pending merger, success in integrating and achieving expected profitability from acquired businesses, achieving enhanced profitability goals, fluctuating commodity prices, the Company's fixed cost structure, customer credit policies, unexpected product shortages, product purchasing and supply, overseas movement of manufacturing facilities, and other factors set forth from time to time in filings with the Securities and Exchange Commission. The forward-looking statements included in this news release are made only as of the date of this news release and under section 27A of the Securities Act and section 21E of the Exchange Act. Hughes Supply does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Disclosures in this news release, including in the following table, regarding the Company's fiscal year 2006 financial results are preliminary and are subject to change in connection with the Company's preparation and filing of its Form 10-K for the year ending January 31, 2006. The financial information in this release reflects the Company's preliminary results subject to completion of the year end review process. The final results for the Company's fiscal year may differ from the preliminary results discussed above due to factors that include, but are not limited to, risks associated with final review of the results and preparation of financial statements.

In connection with the proposed merger, Hughes Supply has filed a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Hughes Supply at the Securities and Exchange Commission's Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Hughes Supply by directing such request to Hughes Supply, Attention: Investor Relations, telephone: (407) 822-2139.

Hughes Supply and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Hughes Supply's participants in the solicitation is set forth in Hughes Supply's preliminary proxy statement dated January 27, 2006, for its 2006 Special Meeting of Shareholders, relating to the merger.

HUGHES SUPPLY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
(unaudited)
($ in millions)

While Hughes Supply, Inc. (the "Company") reports its results of operations using generally accepted accounting principles ("GAAP"), management believes that certain non-GAAP performance measures and ratios used in managing the business may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP measures can provide additional analysis of underlying trends of the business because they provide a comparison of historical information that excludes certain items that do not represent results from the fundamental operations of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The reconciliation below provides the information required by Regulation G of the Securities Exchange Act of 1934, as amended, related to the disclosure of non-GAAP financial measures. Such non-GAAP financial measures have been disclosed by the Company in connection with its updated sales and earnings outlook release for the fiscal year ended January 31, 2006.


EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") (1)

EBITDA for the Company is computed as follows:


                                                            Fiscal Years Ended
                                                  ----------------------------------------
                                                      January 31,         January 31,
                                                        2006 E                2005
                                                  ------------------   -------------------
Income before income taxes                                    $ 249                 $ 198

Add:  Interest expense                                           35                    31

            Depreciation and amortization                        34                    27

Less: Interest and other income                                  (9)                   (8)
                                                  ------------------   -------------------

EBITDA                                                        $ 309                 $ 248
                                                  ==================   ===================



(1) Although EBITDA should not be used as a substitute for the Company's reported GAAP results, the Company uses this non-GAAP measure to manage and determine the effectiveness of its business management by segment. EBITDA is defined as income before income taxes plus interest expense and depreciation and amortization minus interest and other income.